UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3025 Clearview Way, San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GPRO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 16, 2026, GoPro, Inc. (the “Company”), entered into a lease agreement (the “Lease”) with PenLark, L.P. (the “Landlord”), pursuant to which the Company will lease approximately 25,000 square feet of space located at 2855 Campus Drive, San Mateo, CA 94403 (the “Premises”). The term of the Lease will commence on January 1, 2027, at which time the Company intends to relocate its corporate headquarters to the Premises.
The monthly base rent due under the Lease shall initially be approximately $87,500 per month and shall increase annually, approximately 3% per year. The lease will expire on December 31, 2031.
The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.
On May 13, 2026, the Company announced that it engaged Houlihan Lokey, Inc. (“Houlihan Lokey”) to act as its financial advisor in connection with a potential sale or consideration of other strategic alternatives involving the Company. A copy of the press release issued by the Company announcing the engagement of Houlihan Lokey is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
10.1	Lease Agreement, dated April 16, 2026, by and between GoPro, Inc. and PenLark, L.P.
99.1	Press Release of GoPro, Inc. dated May 13, 2026 announcing the engagement of Houlihan Lokey, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	May 19, 2026	By: /s/ Brian Tratt
Brian Tratt Chief Financial Officer (Principal Financial Officer)